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                                                                     EXHIBIT 3.1




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INVERESK RESEARCH GROUP, INC.


                  The undersigned certifies that he is the President and Chief Executive Officer of Inveresk Research Group, Inc., and further certifies as follows:

                  The name of the Corporation is Inveresk Research Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 12, 2002.

                  The Corporation has not yet received any payment for any of its stock.

                  This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 241 and 245 of the Delaware General Corporation Law.

                  The text of the Certificate of Incorporation of the Corporation, as amended and restated, shall read in its entirety as follows:

                                  ARTICLE ONE

                                      Name

                  The name of the Corporation is Inveresk Research Group, Inc. (the "Corporation").

                                  ARTICLE TWO

                               Registered Address

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                 ARTICLE THREE

                                     Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR

                                  Capital Stock

                  The total number of shares of capital stock which the Corporation shall have authority to issue is 160,000,000. Of that number, 150,000,000 shares shall be shares of common stock having a par


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value of $.01 each and 10,000,000 shares shall be shares of preferred stock having a par value of $.01 each.

                  The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, fix the number of shares and change the number of shares constituting any class or series of preferred stock, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations and restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, without any further action or vote by the stockholders.

                                  ARTICLE FIVE

                          Classified Board of Directors

                  A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, the Board of Directors shall consist of not less than three nor more than 12 directors, the exact number of directors to be determined from time to time solely by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors. The initial Class I director shall be John Urquhart; the initial Class II directors shall be Ian P. Sword and John Henderson; and the initial Class III directors shall be S. Louise McCrary and Walter S. Nimmo. The initial term of the Class I directors shall expire upon the election and qualification of their successors at the 2003 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 2004 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 2005 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 2003 annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and shall qualify, subject, however, to prior death or resignation of such director.

                  B. Subject to the rights of the holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors, including those created through the death or resignation of an incumbent director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.



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         C. The election of directors need not be by written ballot unless the
By-Laws shall so provide.

         D. Notwithstanding the foregoing, whenever the holders of any class or series of capital stock shall have the right, voting separately as a class or series, to elect directors, the notice of nominations, election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms specified in the resolution providing for such class or series of capital stock, and such directors so elected shall not be divided into classes pursuant to Article Five, Section A, unless expressly provided by such terms.

                                  ARTICLE SIX

                         Personal Liability of Directors

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereinafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any amendment, repeal, or modification of this Article Six shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

                                 ARTICLE SEVEN

                    Indemnification of Directors and Officers

                  The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                                 ARTICLE EIGHT

                                   Amendments

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. The Board of Directors shall have the power to adopt, change and repeal the By-Laws of the Corporation.



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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 13th day of May 13th, 2002.

                                 INVERESK RESEARCH GROUP, INC.


                                 By:  /s/  Walter S. Nimmo
                                    --------------------------------------------
                                    Name:  Walter S. Nimmo
                                    Title: President and Chief Executive Officer




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